                                                                    EXHIBIT 99.1


                        N E W S    R E L E A S E


(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
For Immediate Release

                          KING PHARMACEUTICALS REPORTS
                      THIRD-QUARTER 2005 FINANCIAL RESULTS

BRISTOL, TENNESSEE, November 9, 2005 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues increased 31% to $518.0 million during the third quarter ended September 30, 2005 compared to $394.7 million during the third quarter of 2004. During the third quarter ended September 30, 2005, including special items, King reported net income of $121.9 million and diluted earnings per share of $0.50, compared to a net loss of $8.0 million and a diluted loss per share of $0.03 in the same period of the prior year. Excluding special items, net earnings increased 52% to $125.4 million and diluted earnings per share increased 53% to $0.52 during the third quarter ended September 30, 2005 from net earnings of $82.6 million and diluted earnings per share of $0.34 during the third quarter of 2004.

For the nine months ended September 30, 2005, total revenues increased 40% to $1.35 billion from $961.7 million during the first nine months of 2004. During the nine months ended September 30, 2005, including special items, King reported net income of $212.4 million and diluted earnings per share of $0.88, compared to a net loss of $175.0 million and a loss of $0.72 per diluted share in the same period of the prior year. Excluding special items, net earnings and diluted earnings per share increased 149% to $308.2 million and $1.27, respectively, during the nine months ended September 30, 2005 from net earnings of $123.8 million and diluted earnings per share of $0.51 during the first nine months of 2004.

King recorded special items during the third quarter ended September 30, 2005 that resulted in a net charge of $5.6 million, or $3.5 million net of tax. More specific information regarding special items is provided below.

Brian A. Markison, President and Chief Executive Officer of King, stated, "For the second consecutive quarter, we are pleased to report record high revenues which totaled $518.0 million during the third quarter of 2005. As announced last week, we are also pleased to have entered into definitive agreements that virtually resolve all of the Company's Medicaid issues. With these accomplishments, we are focused even more intently on the successful execution of our strategy for growth."

Net revenue from branded pharmaceuticals totaled $454.5 million during the third quarter of 2005, a 36% increase from the third quarter of 2004. This increase was primarily due to higher unit sales of the Company's branded pharmaceutical products during the third quarter ended September 30, 2005 as a result of wholesale channel inventory reductions of some of these products during the same quarter of 2004, and a decrease in the amount of actual returns and the accrual for future returns of the Company's branded products in the third quarter of 2005 compared to the third quarter of 2004. This increase was also attributable to changes in estimates resulting in a reduction in the reserve for returns associated with branded products of approximately $15.0 million, and a reduction in the reserve for estimated Medicaid obligations of



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approximately $21.0 million. These changes in estimates primarily benefited reported net sales of the Company's largest selling product, Altace(R) (ramipril). The average wholesale inventory level of the Company's key products was less than one month as of September 30, 2005 according to data obtained from King's major customers.

Altace(R) net sales equaled $174.2 million during the third quarter ended September 30, 2005, a 38% increase from $125.9 million during the third quarter of 2004. The changes in estimates discussed above accounted for approximately $27.0 million of this increase and approximately $11.0 million of the Company's co-promotion expense related to net sales of Altace(R).

Net sales of Skelaxin(R) (metaxalone) increased 92% to $115.9 million during the third quarter of 2005 from $60.4 million during the same period of the prior year.

Thrombin-JMI(R) (thrombin, topical, bovine, USP) net sales totaled $53.8 million during the third quarter ended September 30, 2005, compared to $52.8 million during the third quarter of 2004.

Net sales of Sonata(R) (zaleplon) equaled $19.6 million during the third quarter of 2005, a decrease of 23% compared to $25.6 million during the same period of the prior year.

Levoxyl(R) (levothyroxine sodium tablets, USP) net sales equaled $36.1 million during the third quarter ended September 30, 2005 compared to $23.2 million during the third quarter of 2004.

Meridian Medical Technologies, King's wholly owned subsidiary, contributed $38.4 million of net revenue in the third quarter of 2005 compared to $33.9 million during the same period of the prior year.

Royalty revenues, derived primarily from Adenoscan(R) (adenosine), totaled $22.3 million in the third quarter of 2005 compared to $20.3 million during the same period of the prior year. Revenue from contract manufacturing during the third quarter of 2005 decreased to $2.8 million from $5.7 million during the third quarter ended September 30, 2004.

King generated cash flow from operations of $88.1 million during the third quarter of 2005. For the nine-month period ended September 30, 2005, cash flow from operations totaled $404.8 million.

CONFERENCE CALL INFORMATION
King will conduct a conference call today to discuss the Company's third-quarter results and other matters pertaining to its business. Interested persons may listen to the conference call on Wednesday, November 9, 2005, at 11:00 a.m., E.S.T. by one of the following means:

INTERNET WEBCAST
Click the following link to register and then join the live event with the same
URL:

         http://hpbroadband.com/program.cfm?key=KingPharmaEarnings



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TELEPHONE AUDIO CONFERENCE
Call in to the telephone conference up to 15 minutes early:

                  Toll free in the United States     800-987-6057
                  Outside the US                     785-830-1920
                  Passcode:                          HP589

CAN'T MAKE THE LIVE EVENT?  LISTEN "ON-DEMAND"
If you are unable to participate during the live event, the call will be archived on King's web site www.kingpharm.com for not less than 14 days following the call.

ABOUT SPECIAL ITEMS
Under Generally Accepted Accounting Principles ("GAAP"), "net earnings" and "diluted earnings per share" include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the third quarter and nine months ended September 30, 2005 and September 30, 2004, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company's ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company's ongoing, underlying business and the analysis of the Company's financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King's management. A reconciliation of non-GAAP financial measures referenced herein and King's financial results determined in accordance with GAAP is provided below.

ABOUT KING PHARMACEUTICALS
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the successful execution of the Company's strategy for growth; and statements pertaining to the Company's anticipated conference call to discuss its third-quarter results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: dependence on the future level of


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demand for and net sales of King's branded pharmaceutical products, in particular, Altace(R), Thrombin-JMI(R), Sonata(R), Skelaxin(R) and Levoxyl(R); dependence on the successful marketing of King's products, including, but not limited to, Altace(R), Thrombin-JMI(R), Sonata(R), Skelaxin(R) and Levoxyl(R); dependence on the future effect of generic substitution for Levoxyl(R); dependence on royalty revenues from Adenoscan(R); dependence on management of King's growth and integration of its acquisitions; dependence on the execution and terms of any additional agreements necessary to fully resolve the federal and state Medicaid inquiries; dependence on the Company's compliance with the five-year corporate integrity agreement with the Office of the Inspector General ("OIG") of the Department of Health and Human Services; dependence on the final results of any ongoing government investigations of the Company or any related individuals; dependence on whether King is able to prevail in pending private plaintiff securities litigation; dependence on King's ability to continue to acquire branded products, including products in development; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including binodenoson, PT-141, and an Altace(R)/diuretic combination product; dependence on the unpredictability of the duration and results of the U.S. Food and Drug Administration's ("FDA") review of Investigational New Drug applications ("IND"), New Drug Applications ("NDA"), and Abbreviated New Drug Applications ("ANDA") and/or the review of other regulatory agencies worldwide; dependence on King's ability to maintain effective patent protection for Altace(R), Skelaxin(R), Sonata(R) and Adenoscan(R) and successfully defend against any challenge with respect to the enforceability of patents relating to the products; dependence on whether Skelaxin(R) continues as an exclusive product; dependence on whether King's customers order pharmaceutical products in excess of normal quantities during any quarter which could cause the Company's sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been; dependence on the accuracy of King's estimate of wholesale inventory levels of its products; dependence on the extent to which Inventory Management Agreements facilitate effective management of wholesale channel inventories of the Company's products and the accuracy of information provided to the Company pursuant to such agreements and by other third parties; dependence on King's ability to continue to successfully execute the Company's strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King's products; dependence on the potential effect on sales of the Company's existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company's growth strategy; dependence on King's compliance with FDA and other government regulations that relate to the Company's business; dependence on King's ability to conduct its webcast as currently planned on November 9, 2005; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2004


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

and Form 10-Q for the second quarter ended June 30, 2005, which are on file with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                      # # #

                                    Contacts:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125
      David E. Robinson, Senior Director, Corporate Affairs - 423-989-7045



















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
                           KING PHARMACEUTICALS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)


                                                                          September 30,
                                                                              2005            December 31,
                                                                          (Unaudited)             2004
                                                                          ------------        ------------
ASSETS
Current assets:
     Cash and cash equivalents                                            $     80,230        $    192,656
     Investments in debt securities                                            557,937             149,430
     Restricted cash                                                           130,400              97,730
     Marketable securities                                                      13,054              16,498
     Accounts receivable, net                                                  251,985             180,963
     Inventories                                                               218,739             274,412
     Deferred income tax assets                                                125,335             153,979
     Prepaid expenses and other current assets                                  67,427              61,395
                                                                          ------------        ------------
                 Total current assets                                        1,445,107           1,127,063
                                                                          ------------        ------------
Property, plant and equipment, net                                             288,740             280,731
Intangible assets, net                                                       1,068,539           1,285,961
Goodwill                                                                       121,152             121,152
Deferred income tax assets                                                     144,744              92,931
Other assets                                                                    29,053              16,318
                                                                          ------------        ------------
                 Total assets                                             $  3,097,335        $  2,924,156
                                                                          ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                     $     58,088        $     92,920
     Accrued expenses                                                          542,332             596,010
     Income taxes payable                                                       64,802                   -
                                                                          ------------        ------------
                 Total current liabilities                                     665,222             688,930
                                                                          ------------        ------------

Long-term debt                                                                 345,000             345,000
Other liabilities                                                               25,236              41,436
                                                                          ------------        ------------
                 Total liabilities                                           1,035,458           1,075,366
                                                                          ------------        ------------

Commitments and contingencies

Shareholders' equity:

         Common shares no par value, 300,000,000 shares authorized,
           241,785,982 and 241,706,583 shares issued and
           outstanding, respectively                                         1,211,329           1,210,647
         Retained earnings                                                     849,529             637,120
         Accumulated other comprehensive income                                  1,019               1,023
                                                                          ------------        ------------
                 Total shareholders' equity                                  2,061,877           1,848,790
                                                                          ------------        ------------
                 Total liabilities and shareholders' equity               $  3,097,335        $  2,924,156
                                                                          ============        ============

                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (unaudited)
                     (in thousands, except per share data)


                                                                    Three Months Ended             Nine Months Ended
                                                                      September 30,                   September 30,
                                                                  2005             2004           2005            2004
                                                               ------------    ------------    ------------    ------------
REVENUES:
  Total revenues                                               $    518,032    $    394,684    $  1,349,596    $    961,745
                                                               ------------    ------------    ------------    ------------
OPERATING COSTS AND EXPENSES:
  Cost of revenues, exclusive of depreciation, amortization
    and impairments shown below                                      92,257          88,696         257,259         252,599
  Excess purchase commitment                                              -           8,726          (1,582)          8,902
  Writeoff of acquisition related inventory step-up/recall                -               -               -           4,586
                                                               ------------    ------------    ------------    ------------
      Total cost of revenues                                         92,257          97,422         255,677         266,087
                                                               ------------    ------------    ------------    ------------
  Selling, general and administrative, exclusive
     of co-promotion fees                                           107,232          94,331         292,643         275,372
  Special legal and professional fees                                 4,406           3,479          13,268          14,165
  Medicaid related charge                                                 -               -               -          65,000
  Mylan transaction costs                                               466           2,787           3,898           5,913
  Co-promotion fees                                                  70,346          39,301         162,588          82,247
                                                               ------------    ------------    ------------    ------------
      Total selling, general, and administrative expense            182,450         139,898         472,397         442,697
                                                               ------------    ------------    ------------    ------------
  Depreciation and amortization                                      31,352          38,843         112,698         116,627
  Research and development                                           24,049          16,280          53,021          49,780
  Research and development-In-process upon acquisition                    -          17,145               -          17,145
  Intangible asset impairment                                             -          97,320         126,923         132,257
  Restructuring charges                                                 597           4,674           2,603          10,828
  Gain on sale of products                                              (20)         (5,245)         (1,458)         (9,524)
                                                               ------------    ------------    ------------    ------------
      Total operating costs and expenses                            330,685         406,337       1,021,861       1,025,897
                                                               ------------    ------------    ------------    ------------

OPERATING INCOME                                                    187,347         (11,653)        327,735         (64,152)
OTHER (EXPENSE) INCOME:
  Interest expense                                                   (3,136)         (3,147)         (8,876)         (9,518)
  Interest income                                                     5,253           1,124          11,463           3,259
  Valuation charge - convertible notes receivable                         -               -               -          (2,887)
  Gain (loss) on investment                                           1,040          (6,520)         (6,182)         (6,520)
  Other, net                                                           (751)           (640)         (2,047)           (175)
                                                               ------------    ------------    ------------    ------------
      Total other income (expense)                                    2,406          (9,183)         (5,642)        (15,841)
                                                               ------------    ------------    ------------    ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES        189,753         (20,836)        322,093         (79,993)
  Income tax expense (benefit)                                       67,109         (17,197)        111,302         (14,372)
                                                               ------------    ------------    ------------    ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                            122,644          (3,639)        210,791         (65,621)
                                                               ------------    ------------    ------------    ------------
DISCONTINUED OPERATIONS
  (Loss) income from discontinued operations, including
     loss on impairment                                              (1,226)         (6,996)          2,607        (172,310)
  Income tax (benefit) expense                                         (439)         (2,621)            989         (62,915)
                                                               ------------    ------------    ------------    ------------
     Total (loss) income from discontinued operations                  (787)         (4,375)          1,618        (109,395)
                                                               ------------    ------------    ------------    ------------
NET INCOME (LOSS)                                              $    121,857    $     (8,014)   $    212,409    $   (175,016)
                                                               ============    ============    ============    ============

Basic income (loss) per common share                           $       0.50    $      (0.03)   $       0.88    $      (0.72)
                                                               ============    ============    ============    ============

Diluted income (loss) per common share                         $       0.50    $      (0.03)   $       0.88    $      (0.72)
                                                               ============    ============    ============    ============

Shares used in basic net income (loss) per share                    241,755         241,551         241,737         241,411
Shares used in diluted net income (loss) per share                  241,907         241,551         241,831         241,411


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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       EXCLUDING SPECIAL ITEMS - NON GAAP
                                  (unaudited)
                      (in thousands, except per share data)



                                                                  Three Months Ended             Nine Months Ended
                                                                     September 30,                  September 30,
                                                                 2005            2004            2005            2004
                                                              ------------    ------------    ------------    ------------
REVENUES:
  Total revenues                                              $    518,032    $    394,684    $  1,349,596    $    961,745
                                                              ------------    ------------    ------------    ------------
OPERATING COSTS AND EXPENSES:
  Cost of revenues, exclusive of depreciation, amortization
    and impairments shown below                                     92,257          88,696         257,259         252,599
                                                              ------------    ------------    ------------    ------------
  Selling, general and administrative, exclusive
    of co-promotion fees                                           107,232          94,331         292,643         275,372
  Co-promotion fees                                                 70,346          39,301         162,588          82,247
                                                              ------------    ------------    ------------    ------------
      Total selling, general, and administrative expense           177,578         133,632         455,231         357,619
                                                              ------------    ------------    ------------    ------------
  Depreciation and amortization                                     31,352          38,843         112,698         116,627
  Research and development                                          24,049          16,280          53,021          49,780
                                                              ------------    ------------    ------------    ------------
      Total operating costs and expenses                           325,236         277,451         878,209         776,625
                                                              ------------    ------------    ------------    ------------

OPERATING INCOME                                                   192,796         117,233         471,387         185,120

OTHER (EXPENSE) INCOME:
   Interest expense                                                 (3,136)         (3,147)         (8,876)         (9,518)
   Interest income                                                   5,253           1,124          11,463           3,259
   Other, net                                                         (751)           (640)         (2,047)           (175)
                                                              ------------    ------------    ------------    ------------
      Total other income (expense)                                   1,366          (2,663)            540          (6,434)
                                                              ------------    ------------    ------------    ------------
INCOME BEFORE INCOME TAXES                                         194,162         114,570         471,927         178,686
  Income tax expense                                                68,797          31,966         163,767          54,897
                                                              ------------    ------------    ------------    ------------
NET INCOME                                                    $    125,365    $     82,604    $    308,160    $    123,789
                                                              ============    ============    ============    ============


Basic income per common share                                 $       0.52    $       0.34    $       1.27    $       0.51
                                                              ============    ============    ============    ============

Diluted income per common share                               $       0.52    $       0.34    $       1.27    $       0.51
                                                              ============    ============    ============    ============

Shares used in basic net income per share                          241,755         241,551         241,737         241,411
Shares used in diluted net income per share                        241,907         241,759         241,831         241,756



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                           KING PHARMACEUTICALS, INC.
                       RECONCILIATION OF NON-GAAP MEASURES
                      (in thousands, except per share data)

The following tables reconcile Non-GAAP measures to amounts reported under GAAP:


                                                              Three Months Ending          Nine Months Ending
                                                              September 30, 2005            September 30, 2005
                                                           --------------------------    ---------------------------
                                                           (Unaudited)        EPS        (Unaudited)        EPS
                                                           -----------    -----------    -----------    ------------

Net income, excluding special items                        $   125,365                   $   308,160
Diluted income per common share, excluding special items                  $      0.52                   $      1.27
SPECIAL ITEMS:
  Excess purchase commitment (cost of goods sold)                    -              -          1,582           0.01
  Special legal and professional fees (selling,
    general, and administrative)                                (4,406)         (0.02)       (13,268)         (0.05)
  Mylan transaction costs (selling, general, and
    administrative)                                               (466)         (0.00)        (3,898)         (0.02)
  Intangible asset impairment (other operating
    costs and expenses)                                              -              -       (126,923)         (0.52)
  Restructuring charges (other operating costs
    and expenses)                                                 (597)         (0.00)        (2,603)         (0.01)
  Gain on sale of products (other operating costs
    and expenses)                                                   20           0.00          1,458           0.01
  Gain (loss) of investment (other income (expense))             1,040           0.00         (6,182)         (0.03)
  (Loss) income from discontinued operations                    (1,226)         (0.01)         2,607           0.01
Income tax benefit                                               2,127           0.01         51,476           0.21
                                                           -----------                   -----------
Net income                                                 $   121,857                   $   212,409
                                                           ===========    -----------    ===========    ------------
Diluted income per common share, as reported under GAAP                   $      0.50                   $       0.88
                                                                          ===========                   ============

                                                              Three Months Ending             Nine Months Ending
                                                               September 30, 2004             September 30, 2004
                                                           ----------------------------    ----------------------------
                                                           (Unaudited)         EPS         (Unaudited)         EPS
                                                           ------------    ------------    ------------    ------------
Net income, excluding special items                        $     82,604                    $    123,789
Diluted income per common share, excluding special items                   $       0.34                    $       0.51
SPECIAL ITEMS:
  Excess purchase commitment (cost of goods sold)                (8,726)          (0.04)         (8,902)          (0.04)
  Writeoff of acquisition related inventory
     step-up/recall (cost of goods sold)                              -               -          (4,586)          (0.02)
  Special legal and professional fees (selling, general,
     and administrative)                                         (3,479)          (0.01)        (14,165)          (0.06)
  Medicaid related charge (selling, general, and
    administrative)                                                   -               -         (65,000)          (0.27)
  Mylan transaction costs (selling, general, and
    administrative)                                              (2,787)          (0.01)         (5,913)          (0.02)
  In-process research and development (other operating
    costs and expenses)                                         (17,145)          (0.07)        (17,145)          (0.07)
  Intangible asset impairment (other operating costs
    and expenses)                                               (97,320)          (0.40)       (132,257)          (0.55)
  Restructuring charges (other operating costs
    and expenses)                                                (4,674)          (0.02)        (10,828)          (0.04)
  Gain on sale of products (other operating costs
    and expenses)                                                 5,245            0.02           9,524            0.04
  Valuation charge - convertible notes receivable (other
    income (expense)                                                  -               -          (2,887)          (0.01)
  (Loss) on investment                                           (6,520)          (0.03)         (6,520)          (0.03)
  (Loss) from discontinued operations                            (6,996)          (0.03)       (172,310)          (0.71)
Income tax benefit                                               51,784            0.22         132,184            0.55
                                                           ------------                    ------------
Net loss                                                   $     (8,014)                   $   (175,016)
                                                           ============    ------------    ============    ------------
Diluted loss per common share, as reported under GAAP                      $      (0.03)                   $      (0.72)
                                                                           ============                    ============




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


                           KING PHARMACEUTICALS, INC.
                     SUMMARY RECONCILIATION OF SPECIAL ITEMS
                 FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2005
                 AND THE THIRD QUARTER ENDED SEPTEMBER 30, 2004


King recorded special items during the third quarter ended September 30, 2005, the net of which resulted in a charge totaling $5.6 million, or $3.5 million net of tax. More specifically, special items during the third quarter of 2005 include:

         o a $4.4 million charge primarily for professional fees associated with the SEC and OIG inquiries;

         o a charge of $1.2 million resulting from discontinued operations;

         o a $0.6 million restructuring charge primarily due to the Company's decision to discontinue some relatively insignificant products associated with its Meridian business;

         o a charge of $0.5 million for professional fees and expenses associated with the Company's terminated merger agreement with Mylan; and

         o income of $1.0 million from a gain on disposition of the Company's equity investment in Novavax, Inc.

During the third quarter ended September 30, 2004, King recorded special items resulting in a net charge of $142.4 million, or $90.6 million net of tax, primarily due to a $97.3 million charge related to the Company's decision to discontinue the Sonata(R) MR clinical development program and a charge of $17.1 million for in-process research and development associated with the Company's entry into a strategic alliance with Palatin Technologies, Inc. for the development and commercialization of PT-141.












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                           KING PHARMACEUTICALS, INC.
                     SUMMARY RECONCILIATION OF SPECIAL ITEMS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2004

King recorded special items during the nine months ended September 30, 2005, the net of which resulted in a charge totaling $147.2 million, or $95.8 million net of tax, primarily due to an intangible asset impairment charge totaling $126.9 million related to Sonata(R).

During the nine month period ended September 30, 2004, King recorded special items resulting in a net charge of $431.0 million, or $298.8 million net of tax, primarily due to a $172.3 million charge from discontinued operations resulting from the Company's decision to divest many of its women's health products, a $132.3 million intangible asset impairment charge primarily related to the Company's decision to discontinue the Sonata(R) MR clinical development program, and a $65.0 million charge representing the Company's then best estimate of the interest, costs, penalties and all other amounts in excess of the previously accrued $65.4 million for purposes of resolving the SEC and OIG inquiries.














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                           KING PHARMACEUTICALS, INC.
                   501 FIFTH STREET, BRISTOL, TENNESSEE 37620